UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
 _____________________________________________

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 20, 2016

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Marathon Petroleum Corporation
(Exact name of registrant as specified in its charter)

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Delaware	001-35054	27-1284632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 South Main Street Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(419) 422-2121
(Former name or former address, if changed since last report.)
 _____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Revolving Credit Agreements

On July 20, 2016, Marathon Petroleum Corporation, a Delaware corporation (“MPC”), entered into a $2.5 billion Four-Year Revolving Credit Agreement and a $1.0 billion 364-Day Revolving Credit Agreement.

The $2.5 billion Four-Year Revolving Credit Agreement (the “Four-Year Credit Agreement”) was entered into by and among MPC, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, each of JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd., UBS Securities LLC, and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, Citigroup Global Markets Inc., as syndication agent, each of Bank of America, N.A., Barclays Bank PLC, Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd., UBS Securities LLC, and Wells Fargo Bank, National Association, as documentation agents, and several other commercial lending institutions that are party thereto, as lenders. The Four-Year Credit Agreement replaced the 2012 Credit Agreement (as defined in Item 1.02 below), which was terminated concurrently with entering into the Four-Year Credit Agreement.

The Four-Year Credit Agreement provides for a $2.5 billion unsecured revolving credit facility that matures on July 20, 2020. MPC has an option to increase the aggregate commitments by up to an additional $500.0 million, subject to, among other conditions, the consent of the lenders whose commitments would be increased. In addition, MPC may request up to two one-year extensions of the maturity date of the Four-Year Credit Agreement subject to, among other conditions, the consent of lenders holding a majority of the commitments, provided that the commitments of any non-consenting lenders will terminate on the then-effective maturity date. The Four-Year Credit Agreement includes sub-facilities for swing-line loans and letters of credit of up to $100.0 million and $2.0 billion, respectively.

Commitment fees ranging from 7.5 basis points to 30.0 basis points per annum, depending on MPC’s credit ratings (currently 17.5 basis points), accrue on the unused commitments under the Four-Year Credit Agreement. Borrowings under the Four-Year Credit Agreement bear interest, at MPC’s election, at either (i) the Adjusted LIBO Rate (as defined in the Four-Year Credit Agreement) plus a margin ranging from 100.0 basis points to 175.0 basis points per annum, depending on MPC’s credit ratings (currently 125.0 basis points), or (ii) the Alternate Base Rate (as defined in the Four-Year Credit Agreement) plus a margin ranging from 0.0 basis points to 75.0 basis points per annum, depending on MPC’s credit ratings (currently 25.0 basis points).

The $1.0 billion 364-Day Revolving Credit Agreement (the “364-Day Credit Agreement” and, together with the Four-Year Credit Agreement, the “Credit Agreements”) was entered into by and among MPC, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, each of JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd., UBS Securities LLC, and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, Citigroup Global Markets Inc., as syndication agent, each of Bank of America, N.A., Barclays Bank PLC, Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd., UBS Securities LLC, and Wells Fargo Bank, National Association, as documentation agents, and several other commercial lending institutions that are party thereto as lenders.

The 364-Day Credit Agreement provides for a $1.0 billion unsecured revolving credit facility that matures on July 19, 2017. Commitment fees ranging from 7.5 basis points to 25.0 basis points per annum, depending on MPC’s credit ratings (currently 12.5 basis points), accrue on the unused commitments under the 364-Day Credit Agreement. Borrowings under the 364-Day Credit Agreement bear interest, at MPC’s election, at either (a) the Adjusted LIBO Rate (as defined in the 364-Day Credit Agreement) plus a margin ranging from 100.0 basis points to 175.0 basis points per annum, depending on MPC’s credit ratings (currently 125.0 basis points) or (b) the Alternate Base Rate (as defined in the 364-Day Credit Agreement) plus a margin ranging from 0.0 basis points to 75.0 basis points per annum, depending on MPC’s credit ratings (currently 25.0 basis points).

Each Credit Agreement contains representations and warranties, affirmative and negative covenants and events of default that MPC considers customary for similar agreements, including a covenant that requires MPC’s ratio of total net debt to total capitalization (expressed as a percentage) not to exceed 65% as of the last day of each fiscal quarter. If an event of default exists under a Credit Agreement, the lenders under such Credit Agreement may terminate the commitments under such Credit Agreement and require the immediate repayment of all outstanding borrowings and the cash collateralization of all outstanding letters of credit under such Credit Agreement. In addition to commitment fees and interest changes, MPC agreed to pay administrative fees, letter of credit fronting fees and other customary fees and to reimburse certain expenses of the lenders incurred in connection with the Credit Agreements.

Amendment to Accounts Receivable Securitization Facility

In addition, on July 20, 2016, MPC amended its existing accounts receivable securitization facility by entering into a First Amendment to the Receivables Purchase Agreement (the “First Amendment”) by and among MPC Trade Receivables Company LLC, as seller, Marathon Petroleum Company LP, as servicer, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent, certain committed purchasers and conduit purchasers party thereto from time to time (the “Purchasers”), and certain other financial institutions party thereto from time to time as managing agents and letter of credit issuers. The First Amendment amends that certain Receivables Purchase Agreement, dated as of December 18, 2013 (as amended, the “Receivables Purchase Agreement”).

The First Amendment, among other things, reduces the capacity of the Receivables Purchase Agreement to $750.0 million, with an option to increase the overall capacity by up to an additional $250.0 million, subject to, among other conditions, the consent of the Purchasers whose commitments would be increased. In addition, the First Amendment extends the term of the Receivables Purchase Agreement to July 19, 2019, and the term may be further extended in accordance with the terms of the Receivables Purchase Agreement, provided that the term will not be extended as to any Purchaser who does not consent to such extension. A summary of the terms of the Receivables Purchase Agreement as originally entered into may be found in the Current Report on Form 8-K filed by MPC on December 23, 2013, which summary is incorporated herein by reference.

Certain parties to the Credit Agreements and the Receivables Purchase Agreement and their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services for MPC and its subsidiaries and affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

The descriptions set forth in this report of the terms and conditions of the Four-Year Credit Agreement, the 364-Day Credit Agreement and the First Amendment are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively.

Item 1.02	Termination of a Material Agreement.
In connection with entering into the Four-Year Credit Agreement and the 364-Day Credit Agreement, on July 20, 2016, MPC terminated its $2.5 billion five-year revolving Credit Agreement, dated as of September 14, 2012 and amended December 20, 2012 (the “2012 Credit Agreement”), by and among MPC, JPMorgan Chase Bank, N.A., as administrative agent, and the various other commercial lending institutions that were party thereto. Summaries of the terms of the 2012 Credit Agreement may be found in the Current Reports on Form 8-K filed by MPC on September 20, 2012 and December 21, 2012, which summaries are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description

10.1
$2,500,000,000 Four-Year Credit Agreement, dated July 20, 2016, by and among Marathon Petroleum Corporation, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, each of JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd., UBS Securities LLC, and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, Citigroup Global Markets Inc., as syndication agent, each of Bank of America, N.A., Barclays Bank PLC, Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd., UBS Securities LLC, and Wells Fargo Bank, National Association, as documentation agents, and several other commercial lending institutions that are party thereto.

10.2
$1,000,000,000 364-Day Revolving Credit Agreement, dated July 20, 2016, by and among Marathon Petroleum Corporation, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, each of JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd., UBS Securities LLC, and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, Citigroup Global Markets Inc., as syndication agent, each of Bank of America, N.A., Barclays Bank PLC, Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd., UBS Securities LLC, and Wells Fargo Bank, National Association, as documentation agents, and several other commercial lending institutions that are party thereto.

10.3
First Amendment to Receivables Purchase Agreement, dated July 20, 2016, by and among MPC Trade Receivables Company LLC, Marathon Petroleum Company LP, The Bank of Tokyo-Mitsubishi UFJ., Ltd., New York Branch, as administrative agent and sole lead arranger, certain committed purchasers and conduit purchasers that are parties thereto from time to time and certain other parties thereto from time to time as managing agents and letter of credit issuers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: July 26, 2016	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Vice President, Corporate Secretary and Chief Compliance Officer

Index to Exhibits

Exhibit Number	Description

10.1
$2,500,000,000 Four-Year Revolving Credit Agreement, dated July 20, 2016, by and among Marathon Petroleum Corporation, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, each of JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd., UBS Securities LLC, and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, Citigroup Global Markets Inc., as syndication agent, each of Bank of America, N.A., Barclays Bank PLC, Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd., UBS Securities LLC, and Wells Fargo Bank, National Association, as documentation agents, and several other commercial lending institutions that are party thereto.

10.2
$1,000,000,000 364-Day Revolving Credit Agreement, dated July 20, 2016, by and among Marathon Petroleum Corporation, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, each of JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd., UBS Securities LLC, and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, Citigroup Global Markets Inc., as syndication agent, each of Bank of America, N.A., Barclays Bank PLC, Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd., UBS Securities LLC, and Wells Fargo Bank, National Association, as documentation agents, and several other commercial lending institutions that are party thereto.

10.3
First Amendment to Receivables Purchase Agreement, dated as of July 20, 2016, by and among MPC Trade Receivables Company LLC, Marathon Petroleum Company LP, The Bank of Tokyo-Mitsubishi UFJ., Ltd., New York Branch, as administrative agent and sole lead arranger, certain committed purchasers and conduit purchasers that are parties thereto from time to time and certain other parties thereto from time to time as managing agents and letter of credit issuers.